EXHIBIT 5.1                 Opinion of Counsel


August 5, 2005

Dura Track Enterprises, Inc.
3638 North Rancho Drive, Suite 6-D
Las Vegas, NV 89130

   Re: Registration Statement on Form SB-2 for sale of up to 4,000,000 Common Shares by the Company and 3,200,000 Common Shares by Selling Shareholders.

Ladies and Gentlemen:

   We have been engaged as counsel to Dura Track Enterprises, Inc., a Nevada corporation (the "Company"), for the purpose of supplying this opinion letter, which is to be filed as an Exhibit to the Company's Registration Statement (the "Registration Statement") for the offer and sale by the Company of up to an aggregate of 4,000,000 shares and the offer and sale by eight selling shareholders of up to an aggregate of 3,200,000 shares the Company's Common Stock, $.001 par value per share, as described in the Registration Statement (the "Shares").

   We have made ourselves familiar with the corporate actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we have deemed necessary for the purpose of rendering this opinion.

   We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copied documents, and except with respect to the Company, that all individuals executing and delivering such documents were duly authorized to do so.

   Based on the foregoing and in reliance thereon, and subject to the qualification and limitations set forth below, we are of the opinion that (1) the Shares offered by the Company to be issued have been duly authorized and reserved and when issued upon payment will be validly issued, fully paid and non-assessable and (2) the Shares offered by the selling shareholders were validly issued, fully paid and non-assessable.

   This opinion is limited to the laws of the State of Nevada and federal law as in effect on the date hereof, exclusive of state securities and blue-sky laws, rules and regulations, and to all facts as they presently exist.

   We hereby consent to the use of our name under the appropriate sections in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In providing this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Jeffrey A. Nichols
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Jeffrey A. Nichols
Attorney at Law